Exhibit 99.1

La Rosa Acquires Third Real Estate Brokerage Franchisee with Revenue of $3.4 Million and Positive Net Income in 2022

December 15, 2023

Targeting $100 million of annualized revenue as a 2024 exit run rate

Celebration, FL, Dec. 15, 2023 (GLOBE NEWSWIRE) -- La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced that it has acquired a 100% interest in the Company’s franchisee - La Rosa Realty CW Properties, LLC (“CW Properties”) located in Longwood, Florida.

CW Properties generated revenue of $3.4 million and had positive net income in 2022. The franchisee provides residential and commercial real estate brokerage services. It also provides coaching and support services to agents on a fee basis.

Joe La Rosa, CEO of the Company, commented, “We continue to execute on our planned roll-up strategy of acquiring franchisees, as this is our third real estate brokerage franchisee acquisition this year. Our goal is to acquire an additional 9 franchisees over the next six to eight months. We also have other acquisitions in the pipeline that we are actively evaluating. These acquisitions would contribute to both our top-line and bottom-line growth, as we believe that our current infrastructure is set up to support five times our current agent count. Our goal is to reach an annualized revenue run rate of $100 million before the end of 2024. While we historically operated profitably prior to our IPO in 2021, we believe our projected revenue growth will ensure our return to profitability as an exit run rate in 2024, even after factoring in our new costs and overhead as a public company. In our view, the fact that both our revenue and profitability continue to improve, despite the current market, sets us apart from most other brokerages in the industry - a testament to the strength and scalability of our business model. We look forward to providing updates on our other planned acquisitions in the near future.”

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. La Rosa has 10 La Rosa Realty corporate real estate brokerage offices located in Florida, 26 La Rosa Realty franchised real estate brokerage offices in six states in the United States and Puerto Rico. The Company’s real estate brokerage offices, both corporate and franchised, are staffed with more than 2,470 licensed real estate brokers and sales associates.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of the this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:
Crescendo Communications, LLC
David Waldman/Natalya Rudman
Tel: (212) 671-1020
Email: LRHC@crescendo-ir.com